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                                                                   Exhibit 10.79



                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of December ___, 1995, is entered into by and between KLA INSTRUMENTS CORPORATION (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

     A. The Borrower and the Bank are parties to a Credit Agreement dated as of April 30, 1994, as amended by a First Amendment to Credit Agreement dated as of December 31, 1994 and a Second Amendment to Credit Agreement dated as of February 15, 1995 (as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower and certain of its Subsidiaries.

     B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.   Amendments to Credit Agreement.

              (a) Section 1.01 of the Credit Agreement shall be amended as follows:

              (i) The definition of "Availability Period" set forth in such Section shall be amended by deleting "December 31, 1995" and inserting "December 31, 1996" in lieu thereof.
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              (ii) The definition of "Final Maturity Date" set forth in such
Section shall be amended in its entirety to read as follows:

              "'Final Maturity Date': (a) in respect of any Advances, June 30, 1997; (b) in respect of any commercial letters of credit, June 30, 1997; and (c) in respect of any standby letters of credit, December 31, 1997."

              (b) Section 7.02 of the Credit Agreement shall be amended by deleting the phrase "The Borrower shall not permit as of the last day of any fiscal quarter on a consolidated basis its Tangible Net Worth to be less than $215,000,000;" and inserting in lieu thereof the phrase "The Borrower shall not permit as of the last day of any fiscal quarter on a consolidated basis its Tangible Net Worth to be less than $345,000,000;".

              (c) Section 7.05 of the Credit Agreement shall be amended in its entirety to read as follows:

              "7.05 Acquisitions. The Borrower and its Subsidiaries shall not acquire or purchase control of, or the assets or business of, any other person, firm, or corporation if, immediately prior to or after giving effect to such acquisition or purchase, there shall exist a Default or Event of Default."

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

              (a) No Default or Event of Default has occurred and is continuing.

              (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in


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accordance with its respective terms, without defense, counterclaim or offset.

              (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

              (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

         4. Effective Date. This Amendment will become effective as of December 31, 1995 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

              (a) The Bank has received from the Borrower a duly executed original of this Amendment.

              (b) The Bank has received from the Borrower a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

         5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

         6.   Miscellaneous.

              (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

              (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their


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respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

              (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

              (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

              (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended or modified except in writing executed by both of the parties hereto.

              (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

              (g) Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.



                                        KLA INSTRUMENTS CORPORATION



                                        By:
                                           ----------------------------

                                        Title:
                                              -------------------------


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION


                                        By:
                                           ----------------------------
                                        Title: Vice President

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